UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12

                                   CULP, INC.
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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


                                      CULP


                             1823 Eastchester Drive
                              Post Office Box 2686
                      High Point, North Carolina 27261-2686
                            Telephone: (336) 889-5161

         ---------------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               September 23, 2008
         ---------------------------------------------------------------


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the "Company") will be held at the Company's corporate offices, 1823 Eastchester Drive, High Point, North Carolina, on Tuesday, September 23, 2008, at 8:30 a.m. local time, for the purpose of considering and acting on the following matters:

       (1) To elect three directors to serve until their successors are duly elected and qualified;

       (2) To ratify the appointment of Grant Thornton LLP as the Company's auditors for the current fiscal year; and

       (3) To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

       Only shareholders of record as of the close of business on July 17, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

       Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

       The proxy statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy. You are urged to study this information carefully.

       The 2008 Annual Report of the Company also accompanies this notice.

                                           By Order of the Board of Directors,

                                           /s/ Kenneth R. Bowling
                                           ----------------------
                                           KENNETH R. BOWLING
                                           Corporate Secretary

August 26, 2008

                                      CULP


                                 Proxy Statement
                                 ---------------

                                  INTRODUCTION

       This proxy statement is furnished to the shareholders of Culp, Inc. (sometimes referred to as the "Company") by the Company's Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, September 23, 2008, at 8:30 a.m. at the Company's corporate offices, 1823 Eastchester Drive, High Point, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the Annual Meeting on the items described in this proxy statement, and on any other business that properly comes before the meeting.

       This proxy statement , the accompanying form of proxy and the Company's 2008 Annual Report to Shareholders are first being mailed to shareholders on or about August 26, 2008. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission.

       Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

              o    duly executing a proxy bearing a later date;

              o executing a notice of revocation in a written instrument filed with the secretary of the Company; or

              o appearing at the meeting and notifying the secretary of the intention to vote in person.

       Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the election of all the director nominees named in this proxy statement, and for ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

       The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof. Directors will be elected by a plurality of the votes cast. Cumulative voting is not permitted. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of independent auditors and any other business coming before the meeting will be approved if more votes are cast in favor of the proposal than the votes cast against the proposal. A shareholder abstaining from the vote on a proposal and any broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question and thus will have no effect on votes on these matters.

       Shareholders do not have dissenters' rights with respect to any of the matters to be considered.

       The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. However, Company employees will not be specifically compensated for these services. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company's stock and will, upon request, reimburse their out-of-pocket costs.

                                VOTING SECURITIES

       Only shareholders of record at the close of business on July 17, 2008 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the meeting is 12,648,027.

       The following table lists the beneficial ownership of the Company's common stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such common stock.

                                                                           Amount and Nature       Percent of
                                                                             of Beneficial         Outstanding
       Title of Class            Name and Address of Beneficial Owner          Ownership             Shares
----------------------------   ----------------------------------------   -------------------   -----------------

Common stock, par value        Robert G. Culp, III                            2,250,311 (1)           17.8%
$.05 per share                 903 Forrest Hill Drive
                               High Point, NC 27262

                               Atlantic Trust, Trustee                        1,708,750 (2)           13.5%
                               Robert G. Culp, Jr. Trust
                               100 Federal Street, 37th Floor
                               Boston, MA 02110

                               NOTE:  All of the shares listed for Atlantic Trust are also listed for Robert G.
                                      Culp, III above. See footnotes (1) and (2) below for information about the overlap between the ownership shown for these two beneficial owners.

                               R. Scott Asen and related entities             1,344,800 (3)           10.6%
                               224 E. 49th St.
                               New York, NY  10017

                               T. Rowe Price Associates, Inc.                 1,262,100 (4)            9.9%
                               100 East Pratt Street
                               Baltimore, Maryland  21202

                               Dimensional Fund Advisors Inc.                 1,049,294 (5)            8.3%
                               1299 Ocean Avenue, 11th Floor
                               Santa Monica, CA 90401

                               John B. Baum and related entities                830,000 (6)            6.6%
                               30201 Orchard Lake Road, Suite 107
                               Farmington Hills, MI  48334

                               Praesidium Investment Management                 813,855 (7)            6.4%
                                Company, LLC
                               747 Third Avenue, 35th Floor
                               New York, NY  10017

(1) These shares include all of the shares listed below that also are beneficially owned in the name of Atlantic Trust as trustee of the Robert
       G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest. (See Note (2) below.) These shares also include 64,738 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims, approximately 22,304 shares owned by Mr. Culp through the Company's 401(k) plan, and 85,000 shares subject to options owned by Mr. Culp that are immediately exercisable. For purposes of this proxy statement, "immediately exercisable" options are those that are currently exercisable or exercisable within 60 days.

(2) All of these shares also are included in the shares listed above for Robert G. Culp, III. (See Note (1) above.) These shares include 559,375 shares held of record by Atlantic Trust for the benefit of Judith C. Walker, sister of Robert G. Culp, III; 355,000 shares held of record by Atlantic Trust for the benefit of Harry R. Culp, brother of Robert G. Culp, III; and 794,375 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest.

(3) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission by R. Scott Asen (the "Reporting Person") on July 10, 2007. Includes 1,262,800 shares over which the Reporting Person has sole voting and dispositive power, and 82,000 shares held by certain Managed Accounts that receive certain advisory services from Asen and Co., of which the Reporting Person is president. The Reporting Person disclaims beneficial ownership of 36,800 shares owned by a charitable foundation of which the Reporting Person is the sole trustee, as well as the 82,000 shares held by the Managed Accounts referenced above, except in each case to the extent of the Reporting Person's pecuniary interest.

(4) Based upon information obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008, and includes shares held by the T. Rowe Price Small Cap Value Fund, which owns 860,100 shares, representing 6.8% of the shares outstanding. T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the "Portfolios." In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,049,294 shares of Culp, Inc. stock as of December 31, 2007. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(6) Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on September 5, 2007, on behalf of Paulette R. Baum Revocable Living Trust u/a/d 7/21/98 (c/o John B. Baum, Trustee) (the "Trust"). The Reporting Person directly owns 830,000 shares (consisting of 755,100 shares in the Trust and 74,900 shares in related IRAs over which the Reporting Person has direct control).

(7) Based upon information obtained from a Schedule 13F filed with the Securities and Exchange Commission on August 14, 2008. Praesidium Investment Management Company, LLC is investment manager to Praesidium Partners Fund, LP, Praesidium Partners QP Fund, LP, and Praesidium Offshore Master Fund, Ltd. (the "Funds"), with power to vote and dispose of 813,855 shares owned by the Funds. Praesidium Investment Management Company, LLC disclaims beneficial ownership of such shares.

                        PROPOSAL 1: ELECTION OF DIRECTORS

       The number of directors constituting the Board has been fixed at five in accordance with the Company's bylaws. Under the Company's amended and restated bylaws, which were adopted in 2007, directors are elected at each annual meeting and hold office for a one year term or until their respective successors are elected and have qualified. However, the terms of Mr. Culp, III and Mr. Flavin do not expire until the 2009 Annual Meeting because they were elected to three year terms in 2006, before the Company's bylaws were changed to provide for the annual election of directors. Thus, three directors will be elected for a one year term at the 2008 Annual Meeting.

       In the absence of specifications to the contrary, proxies will be voted for the election of each of the three nominees listed in the table below, and an equal number of votes will be cast for each nominee. In no case will proxies be voted for more than three nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

Nominees :

       KENNETH R. LARSON is owner, president and chief executive officer of Slumberland Furniture in Little Canada, Minnesota, a home furnishings retailer with stores in a ten-state area.

       KENNETH W. MCALLISTER has been member/manager of The McAllister Firm, PLLC, a law firm, since January 2004. He was a senior executive vice president and general counsel of Wachovia Corporation, a bank holding company, from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988. Mr. McAllister served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. He is a director of High Point Bank Corporation, High Point Bank and Trust Co., and Lawyers Mutual Liability Insurance Company of North Carolina.

       FRANKLIN N. SAXON has been employed by the Company since 1983, serving in various capacities, including chief financial officer from 1985 to 1998. In 2001, the Board elected Mr. Saxon executive vice president, chief financial officer and president, Culp Velvets/Prints division. In 2002, Mr. Saxon was elected executive vice president, chief financial officer, treasurer, and president, Culp Velvets/Prints division. The Board elected Mr. Saxon president and chief operating officer in June 2004. He was elected as president and chief executive officer effective May 1, 2007.

Other Current Directors and Officers:

       ROBERT G. CULP, III is one of the founders of the Company and was executive vice president and secretary until 1981 when he was elected by the Board to serve as president. The Board elected Mr. Culp chief operating officer in 1985 and chief executive officer in 1988, and he held that position until May 1, 2007. In 1990, the Board of Directors elected Mr. Culp chairman of the Board, and he continues to serve in that role. Mr. Culp currently serves as a member of the board of directors of Stanley Furniture Company, Inc. in Stanleytown, Virginia and Old Dominion Freight Line, Inc. in Thomasville, North Carolina. He is the father of Robert G. Culp, IV.

       PATRICK B. FLAVIN co-founded Flavin, Blake & Co., Inc. in 1992 and is president and chief investment officer of that investment management company.

       KENNETH R. BOWLING joined the Company in 1997 as controller for the velvets/prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, he was promoted to vice president, finance and treasurer. Mr. Bowling became our chief financial officer effective in May of 2007.

       ROBERT G. CULP, IV has been employed by the Company since 1998 and has served in various capacities. The Board elected Mr. Culp as president of the Culp Home Fashions division in June 2004. He is the son of Robert G. Culp, III.

       THOMAS B. GALLAGHER, JR. joined the Company in January 2005 as assistant controller. He was promoted to controller in January 2006, and in June of 2007, he was elected corporate controller, assistant treasurer and assistant secretary. Previously he had been senior audit manager with the accounting firm of BDO Seidman, LLP.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth certain information with respect to the three nominees for election to the Board of Directors, persons who were directors and executive officers of the Company as of July 17, 2008 and all executive officers, directors and nominees of the Company as a group, a total of 8 persons, as of July 17, 2008:

                                                                                 Shares and Percent
                                                            Year       Year       of Common Stock
                                      Position with        Became      Term      Beneficially Owned
          Name and Age                 Company (1)        Director    Expires    As of July 17, 2008     Notes
--------------------------------   -------------------   ---------   ---------   -------------------   ---------

            Nominees
            --------

Kenneth R. Larson, 65              Director                 2004       2008            20,875*            (5)

Kenneth W. McAllister, 59          Director                 2002       2008            26,625*            (6)

Franklin N. Saxon, 56              President and Chief      1987       2008           105,598*            (4)
                                   Executive Officer,
                                   Director

   Directors and Executive
   -----------------------
          Officers
          --------

Robert G. Culp, III, 61            Chairman of the          1972       2009         2,250,311             (2)
                                   Board, Director                                     17.8%

Patrick B. Flavin, 61              Director                 1999       2009           143,075             (3)
                                                                                        1.1%

Kenneth R. Bowling, 46             Vice President and        N/A        N/A            14,269*            (7)
                                   Chief Financial
                                   Officer, Treasurer
                                   and Corporate
                                   Secretary

Robert G. Culp, IV, 37             President, Culp Home      N/A        N/A            36,460*            (8)
                                   Fashions division

Thomas B. Gallagher, Jr., 36       Corporate Controller      N/A        N/A             1,600*            (9)
                                   and Assistant
                                   Treasurer

All executive officers,                   N/A                N/A        N/A          2,598,813           (10)
directors and nominees as a
group (8 persons)                                                                       20.5%

*      Less than one percent.

(1) Officers of the Company are elected by the Board of Directors in June of each year.

(2) Includes 1,708,750 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest; includes 64,738 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp disclaims, 85,000 shares subject to options owned by Mr. Culp that are immediately exercisable, and approximately 22,304 shares owned by Mr. Culp through the Company's 401(k) plan.

(3) Includes 100,000 shares held by Flavin, Blake Investors, L.P., a partnership in which Mr. Flavin is a partner, in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal, under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Includes 14,400 shares held in accounts managed by Flavin, Blake & Co., L.P., as to which shares Mr. Flavin also disclaims beneficial ownership. Includes 15,375 shares subject to options owned by Mr. Flavin that are immediately exercisable.

(4) Includes 56,000 shares subject to options owned by Mr. Saxon that are immediately exercisable, and approximately 32,098 shares owned by Mr. Saxon through the Company's 401(k) plan.

(5) Includes 7,875 shares subject to options owned by Mr. Larson that are immediately exercisable.

(6) Includes 11,625 shares subject to options owned by Mr. McAllister that are immediately exercisable.

(7) Includes 12,500 shares subject to options owned by Mr. Bowling that are immediately exercisable and approximately 1,269 shares owned by Mr. Bowling through the Company's 401(k) plan.

(8) Includes 25,500 shares subject to options owned by Mr. Culp, IV that are immediately exercisable.

(9) Includes 1,600 shares subject to options owned by Mr. Gallagher that are immediately exercisable.

(10) Includes 215,475 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

                              CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

       The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company's business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company's website at www.culpinc.com in the "Investor Relations/Governance" section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also included in the "Investor Relations/Governance" section of the Company's website and are available in print to any shareholder upon request.

Director Independence

       The Board believes that independent directors should comprise a majority of the Board, and the Company's Corporate Governance Guidelines (as well as New York Stock Exchange rules) require that a majority of the Company's Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director. These determinations are made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the New York Stock Exchange. In addition, the Board has adopted the following categorical standards, which are included in the Company's Corporate Governance Guidelines, to assist in the determination of director independence. These categorical standards conform to, or are more exacting than the independence requirements in the New York Stock Exchange listing standards:

       (i) Disqualifying Relationships - A director will not be considered independent if any of the following has occurred within the preceding three years:

              o      the director was employed by the Company

              o the director's immediate family member was employed by the Company as an executive officer

              o the director or the director's immediate family member received more than $25,000 per year in direct compensation from the Company (other than director's fees and pension or other forms of deferred compensation for prior service with the Company)

              o the director was affiliated with or employed by the Company's independent auditor

              o the director's immediate family member was affiliated with or employed by the Company's independent auditor as a partner, principal, manager, or in any other professional capacity

              o an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director's immediate family member as an executive officer

       (ii) Commercial Relationships - The following commercial relationships will not be considered to be material relationships that would impair a director's status as being independent:

              o the director is an executive officer or employee or director of one of the Company's suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

              o the director's immediate family member is an executive officer or director of one of the Company's suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

              o the director or the director's immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

       (iii) Charitable Relationships - The following charitable relationship will not be considered to be a material relationship that would impair a director's independence: if a director of the Company, or a member of a director's immediate family, serves as an executive officer of a charitable or other not for profit organization, and the Company's charitable contributions to the organization, in the aggregate, are less than two percent of that organization's total revenues during its most recent fiscal year.

       (iv) Stock Ownership - Ownership of a significant amount of the Company's stock does not necessarily preclude a determination of independence.

       Applying the independence standards described above, the Board has determined that the following current directors and/or nominees are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's categorical standards of independence: Messrs. Flavin, Larson and McAllister. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors.

Executive Sessions of Independent Directors; Lead Director

       Independent Board members meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any executive officers). These meetings normally occur quarterly. The independent directors have designated a "lead director" to preside at these meetings, to advise management and to otherwise act as a liaison between the independent directors and the Company's management. Mr. McAllister has served as lead director since September 25, 2006.

Director Attendance at Annual Meetings

       Directors are expected to attend the Company's Annual Meeting of Shareholders absent exceptional cause. All directors then on the Board attended the 2007 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

       The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code is available on the Company's website at www.culpinc.com under the "Investor Relations/Governance" section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to the Code with regard to executive officers and any waivers granted under the Code for executive officers or directors.

Communications with Directors

       The Company and the Company's Board of Directors believe it is important that a direct and open line of communication exist between the Company's Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company's directors may send a letter to the following address:

              Culp, Inc. Board of Directors
              c/o Corporate Secretary
              P.O. Box 2686
              High Point, North Carolina  27261-2686

       Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead director designated by the non-management directors.

       The Company also has a separate policy that allows shareholders, employees or other interested parties to communicate with the Chairman of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company's internet website at www.culpinc.com, in the "Investor Relations/Governance" section under the heading "Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters."

Director Nomination Process

       The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company's internet website at www.culpinc.com, in the "Investor Relations/Governance" section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board of Directors and as defined by New York Stock Exchange rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

       The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company's industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

       The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to any member of the committee at the Company's main office. In order to be considered, such recommendations must be received at least 120 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

                         BOARD COMMITTEES AND ATTENDANCE

       There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of the members of each of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange and the Company's categorical standards of independence. Also, each of the members of our Audit Committee is "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culpinc.com in the "Investor Relations/Governance" section.

Executive Committee

       The Executive Committee, the members of which are Messrs. Culp, Saxon and McAllister, may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee held several informal meetings during fiscal 2008. All significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

Audit Committee

       The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company's significant accounting policies, internal accounting controls, reports from the Company's internal auditor, quarterly financial information releases, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the Company and any related party.

       Members of the Audit Committee are Messrs. Larson (Chairman), Flavin and McAllister. The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the New York Stock Exchange. In addition, the Board has determined that Mr. Flavin qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

       The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer's compensation after consulting with the Board of Directors. The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer. The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted. In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation. The committee's charter does not address its ability to delegate its authority to others, and although it may have such power, in practice the Compensation Committee approves all final decisions regarding changes in the compensation of executive officers. The members of this committee are Messrs. Flavin (Chairman), Larson and McAllister.

Corporate Governance and Nominating Committee

       The current members of the Corporate Governance and Nominating Committee are Messrs. Flavin (Chairman), Larson and McAllister. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board's policies and procedures, and to corporate governance policies applicable to the Company.

Attendance

       During the fiscal year ended April 27, 2008, the Board of Directors had 8 meetings; the Audit Committee 10 meetings; the Compensation Committee 7 meetings; and the Corporate Governance and Nominating Committee 4 meetings. Each Board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served.

       COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Overview
-----------------------

       The primary objective of our executive compensation program is to support the corporate goals of increasing our earnings, return on capital and shareholder return. We believe the best way to accomplish this objective is to focus the program on four secondary objectives:

       o attracting management with the skills to lead the company successfully;

       o fairly compensating management for their service to our company, which helps retain and motivate them;

       o aligning the long-term interests of management with those of our shareholders; and

       o      rewarding management for achieving specific corporate goals.

       Our compensation committee's policy is to base compensation for our executive officers on three main factors:

       (1) the compensation paid to executive officers at comparable companies in our industry;

       (2) each individual officer's performance and contribution to our company; and

       (3)    our financial performance.

The committee relies most heavily on the first two factors in setting base salaries for executive officers and in making decisions about non-current compensation - for example, retirement plans and severance protection - that is available only to top management. The committee typically links the third factor to executive officer compensation through annual incentive cash bonuses and periodic grants of stock options to executive officers.

Compensation Elements
---------------------

       The following elements made up the fiscal 2008 compensation program for our executive officers, including all of the executive officers listed in the summary compensation table on page 17 (whom we refer to as the "named executive officers"):

        Element               Form of compensation                    Purpose                   Performance criteria
-----------------------   ----------------------------   ------------------------------------   ------------------------

Base salary               Cash                           Provide a competitive level of         Not performance-based
                                                         fixed compensation that attracts
                                                         and retains skilled management

Annual incentive bonus    Cash                           Create incentive for executive         Specific financial
                                                         officers to direct their efforts       performance measures
                                                         toward achieving specified             selected by the
                                                         financial goals for the company        compensation committee

Long-term incentive       Stock options                  Create a strong financial incentive    Common stock price
                                                         for meeting or exceeding long-term
                                                         financial goals, rewarding past
                                                         performance, and encouraging an
                                                         equity stake in our company

        Element               Form of compensation                    Purpose                   Performance criteria
-----------------------   ----------------------------   ------------------------------------   ------------------------

Health and welfare        Eligibility to receive         Providing a competitive, broad-        Not performance-based
plans                     health and other welfare       based employee benefits structure
                          benefits paid for, in whole
                          or in part, by the company,
                          including broad-based
                          medical, life insurance and
                          disability plans and a
                          severance plan

Retirement plans          Eligibility to participate     Providing competitive retirement-      Not performance-based
                          in, and receive company        planning benefits to attract and
                          contributions to, our          retain skilled management
                          401(k) plan and, for
                          certain officers, a
                          supplemental deferred
                          compensation plan

Split-dollar life         Company paid life              Providing an additional death          Not performance-based
insurance plan            insurance policy for the       benefit in a cost-effective manner
                          benefit of Mr. Culp, III,
                          our Chairman

Perquisites               Automobile allowance or        Providing a competitive                Not performance-based
                          lease, plus business club      compensation package
                          dues for Mr. Culp, III

Severance protection      Eligibility to receive         Providing a competitive                Not performance-based
plan                      cash severance in              compensation package and ensuring
                          connection with                continuity of management in the
                          termination in                 event of any actual or threatened
                          anticipation of or for a       change in control of our company
                          period after a change of
                          control

       Base salary
       -----------

       Our compensation committee sets base salaries for our named executive officers based primarily on:

       (1) base salaries paid to executive officers at comparable companies in our industry, and

       (2) each individual officer's performance and contribution to our company.

       Our financial performance for the prior year can also play a role in the committee's consideration of annual salary increases.

       The committee's information on base salaries at comparable companies comes from SEC filings by public companies and general knowledge about manufacturing companies of similar size or within our industry. Given the size of our company, we believe it is appropriate to research this information ourselves rather than relying on a potentially more extensive, but expensive, data review by a compensation consultant. During 2007, and in setting salaries for fiscal 2008, we considered base salary data from the following companies:

Burke Mills, Inc.
Crown Crafts, Inc.
Decorator Industries, Inc.

The Dixie Group
The Hallwood Group Incorporated
Innovo Group, Inc.
International Textile Group, Inc.
JPS Textile Group, Inc.
Mohawk Industries, Inc.
Polymer Group, Inc.
Quaker Fabric Corporation
Unifi, Inc.

We considered these companies to be comparable because they were other manufacturers of textile products based in the U.S. Based on its review of base salary from companies in our industry and the other considerations discussed above, the committee decided that the salaries of our executive officers for fiscal 2008 were comparable to or below the average level within our industry, and were at levels needed to properly reward and retain qualified leadership for the company.

       In setting base salaries for the named executive officers, the committee also considers each officer's performance and contribution to our company in the prior fiscal year. The committee determined that each of the named executive officers performed satisfactorily during fiscal 2007. In light of the fact that little or no raises in executive salaries had occurred for fiscal 2007 and in light of the performance of the management group in fiscal 2007, officer salaries were increased at the beginning of fiscal 2008 (except in the case of Mr. Culp, III, as explained below). In the case of Mr. Saxon and Mr. Culp, III, more significant changes in salary occurred in connection with Mr. Saxon assuming the CEO position at the beginning of fiscal 2008, and Mr. Culp, III's salary decreased as he stepped down from the CEO role. Mr. Saxon's salary increased from $300,000 to $350,000, and Mr. Culp, III's salary decreased from $416,000 to $300,000. In November of 2007, as part of the company's overall cost reduction efforts and upon the recommendation of Mr. Saxon and Mr. Culp, III, Mr. Saxon's salary was reduced by $25,000 and Mr. Culp, III's salary was reduced by $50,000. The base salary for Mr. Bowling was increased by $30,000 to $160,000 for fiscal 2008, in recognition of his assuming the Chief Financial Officer post at the beginning of fiscal 2008. Base salaries for certain other named executives were also adjusted early in fiscal 2008, with Mr. Culp, IV's salary increasing from $175,000 to $190,000 and Mr. Gallagher's salary increasing from $115,000 to $122,000, in recognition of strong performance during the preceding year.

       Annual incentive bonus
       ----------------------

       For fiscal 2008, we returned to our former practice of awarding annual bonuses to management, including the named executive officers, based on our company's achievement of pre-established financial performance goals. During the prior two years, rapid changes in our company made it difficult to set meaningful financial performance goals in advance. As a result, during this period the compensation committee had not tied bonuses for most executive officers to achievement of particular financial performance goals.

       At the beginning of fiscal 2008, the compensation committee and the full board adopted a management incentive plan under which certain executive officers could earn cash bonuses based on our financial performance. Mr. Culp, III, Mr. Saxon, Mr. Bowling, Mr. Ludwig and Mr. Gallagher were among the plan participants. The financial performance measures for fiscal 2008 were operating income, free cash flow and return on capital, in each case excluding certain extraordinary and non-recurring items. These measures are weighted to make up the total bonus opportunity, as follows:

                             Measure               Weight
                             -------               ------
                         Operating income            60%
                         Free cash flow              25%
                         Return on capital           15%

       The compensation committee and the board set threshold, target, maximum and super maximum performance levels for each measure. The bonus levels increase, as a percentage of base salary, with the level of the participant's responsibility within our company. For our named executive officers who participated in the plan, the target bonuses for fiscal 2008 ranged from 20% to 150% of base salary. The levels of performance targets chosen by the committee were set at levels that we believed would be likely to be met for threshold levels, achievable for target levels assuming satisfactory corporate performance, difficult to achieve for maximum levels and unlikely to achieve for super maximum levels.

       In fiscal 2008, Mr. Culp, IV continued to participate in a separate incentive bonus plan that pays bonuses to management of the Culp Home Fashions
(CHF) division, which Mr. Culp, IV serves as President. Bonuses were based on the performance of the CHF division against pre-established financial performance measures for the division. Like the corporate incentive plan, the CHF incentive plan sets performance measures on the basis of operating income, free cash flow and return on capital, in each case excluding extraordinary and non-recurring items. Threshold, target, maximum and super maximum bonus levels were set on the same basis as for the corporate incentive plan. In addition to the incentive bonus under the regular CHF incentive plan, we also paid an additional discretionary bonus of $10,000 to Mr. Culp, IV based on the CHF division achieving a significant level of improvement in inventory turns. We expect to continue to pay incentive bonuses for inventory management for Mr. Culp, IV (and other CHF division management) during fiscal 2009.

       Long-term incentives
       --------------------

       The committee has long used stock options as its primary tool for aligning executives' long-term interests with those of our shareholders, thereby giving the officers a strong personal incentive to help us meet or exceed our long-term financial goals. To that end, the committee periodically approves the grant of stock options to management and other key employees, including all of the named executive officers. Our current stock option plans require that all options be granted at exercise prices that are at or above the fair market value of our common stock at the time of grant. This means that option recipients will not realize any value for their options unless our stock price increases. In addition, options have been granted with provisions that they will only become exercisable in increments over a period of time (typically five years), so optionees must remain employed for a significant additional period before realizing any value for their options.

       We currently have no formal system for determining the number of options we grant each year, either in the aggregate or to any individual. In making its grant decisions, the committee generally considers the individual's level of responsibility and/or ability to affect stock price or other performance measures such as earnings. The committee also sometimes grants stock options to recognize changes in responsibilities. The numbers of options granted during fiscal 2008 were based upon the committee's assessment of an appropriate number to provide adequate incentive to the recipients of the grants, taking into account the number of options granted in prior years, management's recommendation, and the remainder of the recipients' compensation package.

       Health and welfare plans
       ------------------------

       Our current health and welfare benefit plans are open to all full-time employees. Under each plan, the named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. For example, the amount of each individual's company-paid life insurance policy is based on his or her base salary.

       Retirement plans
       ----------------

              401(k)

       Participation in our tax-qualified 401(k) plan is available to all of our full-time employees over the age of 21. This plan allows our employees to save money for retirement in a tax-advantaged manner. All of our named executive officers currently participate in this plan. For each participant for fiscal 2008, we contributed 100% of the first 3% of salary that the participant contributed to the plan, and 50% of the next 2% contributed. This is the level of matching contribution that the plan prescribes, and it has not been changed in many years.

              Supplemental deferred compensation plan

       We provided a supplemental deferred compensation plan during fiscal 2008 for Mr. Saxon and for former executive Mr. Ludwig. Under this plan, we contribute 15% of each officer's base salary each year to the officer's plan account. The 15% amount was set by a past compensation committee more than ten years ago and has been retained each year. We originally adopted this plan instead of providing split-dollar life insurance plans similar to the one described below that we provide for our former CEO, Mr. Culp, III. The plan also allows the participants to defer additional amounts of their salary or bonus into the plan at their discretion, up to 100% of compensation other than amounts required for withholding taxes. In fiscal 2009, additional executives are being added to this plan, but at different contribution amounts.

       Split-dollar life insurance plan
       --------------------------------

       We have participated in a split-dollar life insurance plan with Mr. Culp, III, our board chairman and former CEO, for more than 20 years. Under this plan, we pay the premiums on policies insuring Mr. Culp's life and in some cases, the life of Mr. Culp's spouse as well. Upon the death of Mr. Culp or his spouse, as set forth in the individual policies, the beneficiaries named under the policy will receive the policy proceeds that remain after we have recovered an amount equal to the total policy premiums we have paid.

       Perquisites
       -----------

       We provide only very limited perquisites. During fiscal 2008, the only perquisites provided to any of the named executive officers were an automobile lease and reimbursement of automobile expenses for Mr. Culp, III and an automobile allowance for the other named executives (except for Mr. Gallagher). This benefit has been offered for many years, and we believe it is a common element of a competitive compensation package for companies that are comparable to the company. We also pay dues to an uptown business club in High Point for Mr. Culp, III, for purposes of business entertainment and also because we believe it is a common element of a competitive compensation package.

       Severance protection plan
       -------------------------

       We have maintained a severance protection plan for many years that covers certain of our officers, including Mr. Saxon and Mr. Culp, III. We took action in fiscal 2009 to add Mr. Culp, IV and Mr. Bowling to the plan. The plan operates through written agreements we have with each officer. Under each of these agreements, the officer will be entitled to receive payment from us in certain circumstances if the officer's employment terminates in anticipation of, or within a particular time period following, a change of control of our company. We took action in fiscal 2008 to amend the agreements covering this plan by eliminating the window period that allows the executive to receive a change in control payment if he terminates his employment following a change in control without demonstrating an adverse change in his conditions of employment.

       In each case, upon the officer's termination we would owe him an amount that is approximately double his total compensation at the time of termination. "Total compensation" means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well.

       Each agreement also provides for an additional payment of one year's total compensation to the officer in exchange for non-competition covenants. For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our executive officers, see "Executive Compensation - Potential Payments Upon Termination or Change in Control."

Changes for Fiscal 2009
-----------------------

       In June 2008, the compensation committee took action to adjust the salaries of the executive officers. The salary of Mr. Culp, III was reduced by $50,000 to $200,000, in recognition of his reduced responsibilities since leaving the CEO role, and also at Mr. Culp, III's suggestion as part of our overall cost savings initiatives. Mr. Saxon's salary was reduced by $25,000 to $300,000, partly as a cost savings measure at Mr. Saxon's suggestion, and partly because of anticipated changes in performance-based compensation for Mr. Saxon (which have not been finalized as of the date of this proxy statement). The other named executive officers received increases in salary that ranged from five to nine percent.

       The compensation committee also added Mr. Culp, IV and Mr. Bowling to the group who receives company contributions to the deferred compensation plan, with an initial contribution equal to 5% of their annual salaries.

       Finally, the compensation committee approved the participation by Mr. Culp, IV in an additional incentive bonus plan within the CHF division, which rewards senior managers within that division for achieving certain levels of inventory turns in each quarter. Mr. Culp, IV could earn an additional bonus of up to $10,000 per quarter under the terms of this plan.

Conclusions
-----------

       Our compensation committee has considered each of the elements of the named executive officers' compensation, as described above. It also has considered the total amounts of current compensation, retirement compensation and potential compensation from stock option grants and severance protection that these elements provide to the officers. The committee believes the amount of each element, and the total amount of compensation, for each named executive officer is reasonable and appropriate in light of the officer's experience and individual performance, our recent operational and financial challenges and the officer's role in leading us through those challenges, and the resulting enhancement to shareholder value.

                          COMPENSATION COMMITTEE REPORT

       Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in our annual report on Form 10-K for filing with the SEC.

       The foregoing report has been furnished by members of the Compensation Committee.

                           Patrick B. Flavin, Chairman
                                Kenneth R. Larson
                              Kenneth W. McAllister

                                                    SUMMARY COMPENSATION TABLE

       The following table shows the compensation we paid for fiscal 2007 and 2008 to our named executive officers.

-------------------------- ------ ---------- --------- ---------- -------------- -------------- -------------- --------------
   Name and Principal       Year    Salary     Bonus     Option     Non-Equity      Change in     All Other        Total
        Position                                         Awards   Incentive Plan  Pension Value  Compensation
                                                                   Compensation        and
                                                                                  Nonqualified
                                                                                    Deferred
                                                                                  Compensation
                                                                                     Earnings
                                      ($)       ($)        ($)          ($)            ($)            ($)           ($)
           (a)               (b)      (c)       (d)      (f)(1)         (g)            (h)          (i)(2)          (j)

-------------------------- ------ ---------- --------- ---------- -------------- -------------- -------------- --------------
Robert G. Culp, III         2008    279,167      --       62,784      294,000           --           93,756        729,707
  Chairman (3)              2007    416,000   100,000     65,230         --             --           95,795        677,025

Franklin N. Saxon           2008    339,583      --      134,631      514,500          6,235         65,981      1,060,930
  President and Chief       2007    300,000   300,000     49,030         --            4,605         53,525        707,160
  Executive Officer
  (3)(4)

Robert G. Culp, IV          2008    190,000      --       41,697      142,301           --            8,045        382,043
  President, Culp Home      2007    175,000      --       31,310       83,475           --            7,657        297,442
  Fashions Division

Kenneth M. Ludwig           2008    124,417      --       56,544       60,903          4,093         98,518        344,475
  Former Senior Vice        2007    186,625    20,000     38,895         --            3,106         42,392        291,018
  President, Human
  Resources and
  Corporate Secretary
  (5)

Kenneth R. Bowling          2008    160,000      --       28,049       47,040            193          7,956        243,238
  Chief Financial           2007    130,000    20,000     15,395         --              163          6,283        171,841
  Officer, Treasurer
  and Corporate
  Secretary

Thomas B. Gallagher, Jr.    2008    121,417      --        4,946       23,912              2          5,689        155,966
  Corporate Controller      2007    114,583     6,250      2,229         --             --            4,531        127,593
  and Assistant
  Treasurer
-------------------------- ------ ---------- --------- ---------- -------------- -------------- -------------- --------------

(1) These numbers reflect the amount of expense we recognized in our financial statements for fiscal 2007 and 2008 for options granted to each officer. For information about the relevant assumptions we made in calculating the expense, please see note 14 to the financial statements included in our fiscal 2008 annual report on Form 10-K.

(2)    The following table shows the components of "All Other Compensation."

                                                         Contribution to non-
                     401(k) plan     Amount paid for      qualified deferred
                        match         life insurance      compensation plan     Perquisites      Severance
                        -----         --------------      -----------------     -----------      ---------

Culp, III              14,371             59,700                   --             19,685              --

Saxon                  12,281              1,200               52,500                 --              --

Culp, IV                7,139                906                   --                 --              --

Ludwig                  7,643                673               27,994                 --          62,208

Bowling                 7,200                756                   --                 --              --

Gallagher               5,107                582                   --                 --              --

       The amount we paid for life insurance for Mr. Culp, III consists of $1,200 in premiums for group life insurance that is generally available to all salaried full-time employees and $58,500 in premiums under our split-dollar life insurance arrangement with Mr. Culp, III. Mr. Culp, III's perquisites consisted of $16,464 in automobile expenses and $3,221 in business club dues. Perquisites for the other named executive officers were less than $10,000 per officer.

(3) Mr. Culp, III served as our chairman and CEO until April 30, 2007. Effective May 1, 2007, Mr. Saxon became our president and CEO. Mr. Culp, III continues to serve as chairman of our board.

(4) Mr. Saxon was our principal financial officer during fiscal 2007. Effective May 1, 2007, the board promoted Mr. Bowling from vice president, finance and treasurer to chief financial officer.

(5)    Mr. Ludwig served in these positions until December 31, 2007.

       The option award expense reflected in column (f) of the table is for options we granted to the officers in fiscal years 2004, 2005, 2006, 2007 and 2008. For all of these options:

       o the exercise price is at least equal to the fair market value of our common stock at the time of grant;

       o the term is five years for fiscal 2004 through fiscal 2007 and ten years for fiscal 2008;

       o 25% of each grant vests on each of the first four anniversaries of the grant date for fiscal 2004 through fiscal 2007 and 20% per year on each of the first five anniversaries of the grant date for fiscal 2008;

       o the options terminate three months after the optionee's death, disability or termination (immediately, for termination due to misconduct), except in the case of Mr. Ludwig, whose options terminate on September 28, 2009;

       o      no dividends are paid or accrue on unexercised options; and

       o there may be no transfers except upon the optionee's death or, if approved by the compensation committee, by gift to an immediate family member or family trust.

       Column (h) shows the amount of interest earned during the fiscal year on the officer's account balance under our deferred compensation plan that the SEC considers to be "above market." The compensation committee is responsible for setting this interest rate. The current rate, which is the rate for 30-year treasury notes plus 2.5%, has been in place since fiscal 2003. For more information about this plan, see "-Non-Qualified Deferred Compensation" below.

Grants of Plan-Based Awards

       The following table provides information about the option awards we made to the named executive officers in fiscal 2008. It also provides information about the potential bonus payable to executive officers under our management incentive plans.

-------------------------- --------- ---------------------------------------- ------------- ------------- --------------
           Name              Grant      Potential Payouts Under Non-Equity      All Other    Exercise or    Grant Date
                             Date              Incentive Plan Awards             Option     Base Price of   Fair Value
                                                                                 Awards:       Option      of Stock and
                                                                                Number of      Awards      Option Awards
                                                                                Securities
                                                                                Underlying
                                                                                 Options

                                                                                   (#)         ($/Sh)           ($)
            (a)               (b)                                                  (j)           (k)            (l)
-------------------------- --------- ---------------------------------------- ------------- ------------- --------------
                                      Threshold  Target   Maximum    Super
                                                                    Maximum


                                         ($)       ($)      ($)        ($)
                                         (c)       (d)      (dd)       (e)


Robert G. Culp, III         6/25/07     30,000   300,000   300,000   300,000      10,000         8.75          62,498
Franklin N. Saxon           6/25/07     52,500   525,000   525,000   525,000      50,000         8.75         312,490
Robert G. Culp, IV          6/25/07      7,600    76,000   121,600   152,000       7,500         8.75          46,874
Kenneth M. Ludwig           6/25/07      6,215    62,146    62,146    62,146       7,500         8.75          46,874
Kenneth R. Bowling          6/25/07      4,800    48,000    76,800    96,000       7,500         8.75          46,874
Thomas B. Gallagher, Jr.    6/25/07      2,440    24,400    39,040    48,800       3,000         8.75           7,689
-------------------------- --------- ---------- --------- --------- --------- ------------- ------------- --------------

Option grants
-------------

       The option grants reflected in the table have a ten-year term. They vest pro rata on the first five anniversaries of the grant date, as follows:

                     Vesting Date            % of Grant That Vests
                     ------------            ---------------------

                        6/25/08                        20
                        6/25/09                        20
                        6/25/10                        20
                        6/25/11                        20
                        6/25/12                        20

In the event of a change of control of our company, the compensation committee has the discretion to accelerate vesting so that all of the options vest just prior to the change of control.

We made these grants under our 2002 stock option plan, which our shareholders approved in 2002. Under this plan, all options must have an exercise price at least equal to the fair market value of our common stock on the date of grant. The plan defines "fair market value" as the 10-day-average closing price of our stock or the closing price on the date of grant, whichever is higher.

       For more information about these options, see above under "-Summary Compensation Table."

       Management incentive plan bonus
       -------------------------------

       For fiscal 2008, we returned to our former practice of awarding annual bonuses to management, including the named executive officers, based on our company's achievement of pre-established financial performance goals. During the prior two years, rapid changes in our company made it difficult to set meaningful financial performance goals in advance. As a result, during this period the compensation committee did not tie bonuses for most executive officers to achievement of particular financial performance goals.

       At the beginning of fiscal 2008, the compensation committee and the full board adopted a management incentive plan under which certain executive officers may earn cash bonuses based on our financial performance. Mr. Culp, III, Mr. Saxon, Mr. Bowling, Mr. Ludwig and Mr. Gallagher were among the plan participants. The financial performance measures for fiscal 2008 were operating income, free cash flow and return on capital, in each case excluding certain extraordinary and non-recurring items. These measures are weighted to make up the total bonus opportunity, as follows:

                   Measure                     Weight
                   -------                     ------
                   Operating income              60%
                   Free cash flow                25%
                   Return on capital             15%

       The compensation committee and the board set threshold, target, maximum and super maximum performance levels for each measure.

       The committee and the board awarded each participant a target bonus opportunity under the plan. For each measure, the committee and board also established a performance level below the target and two performance levels above the target. The lower or "threshold" performance level was the level below which no participant would receive a bonus based on that measure. For performance at that threshold level, a participant would receive 10% of his targeted bonus for that measure. The two higher performance levels, which we call the "maximum" and "super maximum," corresponded to higher bonus payments of 150% and 200% of target, respectively, for the measure. For performance between any of these levels, participants would receive a proportional payout. The four performance levels, and the percentages of target bonus to which they corresponded, were as follows:

                           Threshold             10%
                           Target               100%
                           Maximum              150%
                           Super maximum        200%

The maximum bonus payment to Messrs. Saxon, Culp, III and Ludwig was capped at the target bonus even if the Company met the maximum or super maximum performance levels.

       For fiscal 2008, Mr. Saxon's bonus opportunity was 150% of his salary. This meant he would earn 150% of his salary if the Company achieved the targeted performance level for each of the three measures. Thus, assuming the Company met at least the threshold performance levels under the plan, Mr. Saxon's bonus opportunity ranged from 15%-150% of his salary. The potential bonuses for the other named executive officers ranged from 2% to 100% of salary. At the time the board set these performance tiers, it believed performance at the target level for each measure was reasonably likely based on our budget and annual performance to date. It believed performance at the threshold level was probable, that performance at the maximum level was possible but difficult and that performance at the super maximum level was unlikely.

       For fiscal 2008, the company achieved operating income that was between the threshold and target level, free cash flow at the super maximum level, and return on capital between the threshold and target level. This resulted in the named executive officers covered by the plan (Mr. Culp, III, Mr. Saxon, Mr. Ludwig, Mr. Bowling and Mr. Gallagher) receiving bonuses that were 98% of their target bonus opportunities, as reflected in column (g) of the Summary Compensation Table (except that Mr. Ludwig's bonus was prorated because he only worked at the company for part of fiscal 2008).

       In fiscal 2008, Mr. Culp, IV continued to participate in a separate incentive bonus plan that provides for bonuses to senior management of the Culp Home Fashions (CHF) division, which Mr. Culp, IV serves as President. Bonuses were based on the performance of the CHF division against pre-established financial performance measures for the division. Like the corporate incentive plan, the CHF incentive plan sets performance measures on the basis of operating income, free cash flow and return on capital, in each case excluding extraordinary and non-recurring items. Threshold, target, maximum and super maximum bonus levels were set on the same basis as for the corporate incentive plan. This incentive bonus plan resulted in Mr. Culp, IV being paid a bonus of approximately 174% of his target bonus opportunity, based upon the CHF division achieving operating income between the target and maximum levels, and reaching the super maximum level for free cash flow and return on capital under the terms of the plan. In addition to the incentive bonus under the regular CHF incentive plan, we also paid an additional discretionary bonus of $10,000 to Mr. Culp, IV based on the CHF Division achieving a significant level of improvement in inventory turns. We expect to continue to pay incentive bonuses for inventory management improvement for Mr. Culp, IV (and other CHF division management) during fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End

       The following table provides information about the equity awards our named executive officers held as of the end of fiscal 2008. To date, we have not granted any form of equity award other than stock options.

---------------------------- ------------------------------------------------------------------------------

           Name                                                Option Awards
---------------------------- ------------------------------------------------------------------------------
                              Option Grant      Number of         Number of        Option        Option
                                  Date          Securities        Securities      Exercise     Expiration
                                                Underlying        Underlying       Price          Date
                                               Unexercised       Unexercised
                                                 Options           Options
                                                   (#)               (#)            ($)
                                               Exercisable      Unexercisable
            (a)                                    (b)               (c)            (e)            (f)

Robert G. Culp, III            9/14/1998          30,000              --            7.625       9/13/2008
                               6/28/1999           8,000              --            9.125       6/27/2009
                               6/17/2003 (1)      12,000              --            6.61        6/16/2008
                               6/15/2004 (2)      11,250             3,750          7.13        6/14/2009
                               10/3/2005 (3)      15,000            15,000          4.59        10/2/2010
                               6/14/2006 (4)       7,500            22,500          4.52        6/13/2011
                               6/25/2007 (5)        --              10,000          8.75        6/25/2017
Franklin N. Saxon              9/14/1998          10,000              --            7.625       9/13/2008
                               6/17/2003 (1)       7,000              --            6.61        6/16/2008
                               6/15/2004 (2)       9,000             3,000          7.13        6/14/2009
                               10/3/2005 (3)      12,000            12,000          4.59        10/2/2010
                               6/14/2006 (4)       6,000            18,000          4.52        6/13/2011
                               6/25/2007 (5)        --              50,000          8.75        6/25/2017
Robert G. Culp, IV             6/17/2003 (1)       3,500              --            6.61        6/16/2008
                               6/15/2004 (2)       6,750             2,250          7.13        6/14/2009
                               10/3/2005 (3)       9,000             9,000          4.59        10/2/2010
                               6/14/2006 (4)       3,000             9,000          4.52        6/13/2011
                               6/25/2007 (5)        --               7,500          8.75        6/25/2017
Kenneth M. Ludwig              9/14/1998          20,000              --            7.625       9/13/2008
                               6/28/1999           3,000              --            9.125       6/27/2009
                               6/17/2003 (1)       7,000              --            6.61        6/16/2008
                               6/15/2004 (2)       6,750             2,250          7.13        6/14/2009
Kenneth R. Bowling             6/17/2003 (1)       2,500              --            6.61        6/16/2008
                               6/15/2004 (2)       2,250               750          7.13        6/14/2009
                               10/3/2005 (3)       3,000             3,000          4.59        10/2/2010
                               6/14/2006 (4)       2,500             7,500          4.52        6/13/2011
                               6/25/2007 (5)        --               7,500          8.75        6/25/2017
Thomas B. Gallagher, Jr.       6/14/2006 (4)        --               3,000          4.52        6/13/2011
                               6/25/2007 (5)        --               3,000          8.75        6/25/2017
--------------------------- ---------------- -------------- ------------------- ------------ --------------

----------

       (1) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2008, these options were fully vested.

       (2) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2008, three quarters of the options had vested.

       (3) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2008, one half of the options had vested.

       (4) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2008, one quarter of the options had vested.

       (5) The options in this grant vest in five equal installments on the first five anniversaries of the grant date. As of the end of fiscal 2008, none of the options had vested.

Option Exercises

       This table provides information about stock option exercises by the named executive officers in fiscal 2008.


           --------------------------------- -------------------------------

                        Name                         Option Awards

           --------------------------------- -------------------------------
                                                Number of        Value
                                                 Shares         Realized
                                                Acquired           on
                                                   on           Exercise
                                                Exercise
                                                   (#)             ($)
                        (a)                        (b)             (c)

           --------------------------------- --------------- ---------------
           Robert G. Culp, III                      --              --

           Franklin N. Saxon                        --              --

           Robert G. Culp, IV                       --              --

           Kenneth M. Ludwig                      13,501          35,108

           Kenneth R. Bowling                       --              --

           Thomas B. Gallagher, Jr.                1,000           4,450
           --------------------------------- --------------- ---------------

Nonqualified Deferred Compensation

       We maintain a nonqualified deferred compensation plan for certain of our management employees. Although all of the named executive officers are eligible to participate in the plan, to date only Mr. Saxon, Mr. Ludwig, Mr. Bowling and Mr. Gallagher have done so. The following table provides information about amounts we contributed to these officers' plan accounts in fiscal 2008, and about the officers' earnings under the plan. The last column shows each participating officer's total account balance as of the end of the fiscal year.

-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
       Name                   Executive        Registrant        Aggregate       Aggregate        Aggregate
                            Contributions    Contributions      Earnings in     Withdrawals/      Balance at
                             in Last FY        in Last FY         Last FY      Distributions       Last FYE
                                 ($)               ($)              ($)             ($)              ($)
       (a)                       (b)              (c)(1)           (d)(2)           (e)              (f)

-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Franklin N. Saxon                 --             52,500           27,910             --             405,605
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Kenneth M. Ludwig                 --             27,994           18,322             --             265,623
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Kenneth R. Bowling                --               --                863             --              12,372
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Thomas B. Gallagher, Jr.          800              --                  6             --                 806
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
----------

       (1) All amounts in this column are included in column (i), "All Other Compensation," of the summary compensation table on page 17.

       (2) Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), "Change in Pension Value and Nonqualified Deferred Compensation Earnings," of the summary compensation table: Mr. Saxon - $6,235; Mr. Ludwig - $4,093; Mr. Bowling - $193 and Mr. Gallagher - $2.

       Under the plan, each participant may elect to defer any or all of his annual salary or bonus into his plan account. In addition, we have the ability to make company contributions in any amount to any participant's account. We have agreed with both Mr. Saxon and Mr. Ludwig to contribute an amount equal to 15% the officer's annual salary to his plan account each year. We have also agreed to pay the officer's share of social security taxes on the amount of our contributions. Aside from these two contributions, we did not make company contributions to the account of any plan participant in fiscal 2008.

       Our compensation committee sets the rate of interest for plan accounts. The current rate, set in fiscal 2003, is equal to the rate for 30-year treasury notes plus 2.5%. We currently compound interest on a monthly basis.

       In general, if a participant's employment terminates for any reason other than death, he will receive his account balance in a lump sum payment within 30 days after termination. However, certain participants who are officers or shareholders of our company, including the four named executive officers listed above, must wait six months after termination before receiving a distribution from the plan.

       If a participant dies, we will pay his account balance to his beneficiary in a single lump sum within 30 days.

       A participant may request to receive an early distribution of all or a portion of his account balance if he suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant's control. A committee consisting of the board chairman, the chief financial officer and the head human resources officer has sole discretion to grant or deny such requests.

       In addition, we have the right to terminate the plan at any time and distribute all account balances. If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

       Because this is a nonqualified plan, benefits are unsecured. This means that a participant's claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

       During fiscal 2008 we were party to change of control and non-competition agreements with Mr. Culp, III and Mr. Saxon. In addition, in June 2008 the board determined to enter into similar agreements with Mr. Culp, IV and Mr. Bowling.

       The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our company. The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. Each agreement has a rolling three-year term.

       Under these agreements, any of the following events would be a "change of control:"

       o any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);

       o a merger or consolidation involving us and another entity, if we were not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;

       o our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or

       o a change in the majority of our directors that our directors have not approved.

       Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

       (1) the officer is terminated in anticipation of the change of control,

       (2) the officer is terminated within three years after the change of control for any reason other than death, disability or for cause, or

       (3) the officer terminates his employment during that three-year period because we (or our survivor) change his employment conditions in a negative and material way.

       Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times his total compensation. "Total compensation" means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well. However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

       Each agreement currently allows the officer to choose whether to receive his change of control payment in a single lump sum or in equal monthly installments over the thirty-six month period following termination.

       The agreements also provide for an additional payment of one year's total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer's employment terminates following a change of control. Under these covenants, each officer has agreed not to compete with us or solicit our customers or employees for 12 months following termination. The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

       In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

       The following table estimates the total amounts we would owe Mr. Culp, III, Mr. Saxon, Mr. Culp, IV and Mr. Bowling under these agreements if there had been a change of control (and all agreements had been in effect at that time), and the officers had been terminated, on April 27, 2008, the last day of fiscal 2008.

    Estimated Payments under Change of Control and Non-competition Agreements

----------------------- ------------------------------- ----------------------------- -------------------
         Name              Change of Control Payment       Non-Competition Payment       Total Payment
         ----              -------------------------       -----------------------       -------------
                                      ($)                            ($)                      ($)
                                      ---                            ---                      ---
----------------------- ------------------------------- ----------------------------- -------------------
    Mr. Culp, III                  1,140,602                        573,167                1,713,769

    Mr. Saxon                      1,699,625                        854,083                2,553,708

    Mr. Culp, IV                     661,279                        332,301                  993,580

    Mr. Bowling                      412,010                        207,040                  619,050
----------------------- ------------------------------- ----------------------------- -------------------

       Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of the end of fiscal 2008 regarding shares of the Company's common stock that may be issued upon the exercise of options previously granted and currently outstanding options under the Company's stock option plans, as well as the number of shares available for the grant of options that had not been granted as of that date.

                                         EQUITY COMPENSATION PLAN INFORMATION

------------------------------- ---------------------------- ---------------------------- ----------------------------
         Plan Category           Number of securities to be    Weighted-average exercise      Number of securities
                                  issued upon exercise of         price of outstanding       remaining available for
                                    outstanding options,          options, warrants and       future issuance under
                                    warrants and rights                  rights              equity compensation plan
                                                                                              (excluding securities
                                                                                             reflected in column (a))

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                            (b)                         (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
     Equity compensation                  792,765                          6.19                     1,194,000
  plans approved by security
           holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
     Equity compensation                     0                              0                           0
    plans not approved by
       security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Total                         792,765                         $6.19                     1,194,000
------------------------------- ---------------------------- ---------------------------- ----------------------------


COMPENSATION OF DIRECTORS

       Directors who are also employees of the Company do not receive additional compensation for service as directors. In fiscal 2008, we paid each of our non-employee directors the following compensation:

o      an annual retainer of $32,500 ($37,500 for the lead director); and

o a grant under our 2007 equity incentive plan of 2,000 stock options, with an exercise price equal to fair market value on the date of grant (as defined in the plan) and a 10-year term.

       The following table shows the total compensation we paid our non-employee directors in fiscal 2008 for their service on our board.

       ----------------------------- ---------------- ---------------- ---------------- ----------------
                   Name               Fees Earned or       Option          All Other          Total
                                       Paid in Cash        Awards        Compensation
                                           ($)               ($)              ($)              ($)
                   (a)                     (b)             (d)(1)             (g)              (h)

       ----------------------------- ---------------- ---------------- ---------------- ----------------
       Jean L. P. Brunel                  8,125 (3)          --               --              8,125
       ----------------------------- ---------------- ---------------- ---------------- ----------------
       Howard L. Dunn, Jr.                8,125 (3)          --             30,000 (2)       38,125
       ----------------------------- ---------------- ---------------- ---------------- ----------------
       Patrick B. Flavin                 32,500            14,377             --             46,877
       ----------------------------- ---------------- ---------------- ---------------- ----------------
       Kenneth R. Larson                 32,500            14,377             --             46,877
       ----------------------------- ---------------- ---------------- ---------------- ----------------
       Kenneth W. McAllister             37,500            14,377             --             51,877
       ----------------------------- ---------------- ---------------- ---------------- ----------------

----------

       (1) As of the end of fiscal 2008, our non-employee directors (and former directors, in the case of Mr. Brunel and Mr. Dunn) held the following numbers of options to purchase our common stock.


                           Director              Number of Options
                           --------              -----------------

                       Jean L. P. Brunel                5,875

                       Howard L. Dunn, Jr.              4,000

                       Patrick B. Flavin               15,375

                       Kenneth R. Larson                7,875

                       Kenneth W. McAllister           11,625

       (2) This is the amount we paid in premiums under a split-dollar life insurance arrangement with Mr. Dunn that dates back to his time as President and Chief Operating Officer.

       (3) This figure represents payment for a partial year of service. Mr. Brunel and Mr. Dunn left the board effective with the 2007 Annual Meeting of Shareholders.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Flavin (Chairman), Mr. Larson, and Mr. McAllister. No member of the Compensation Committee serves on the compensation committee of another corporation that has a business relationship with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       All transactions between the Company and related parties are reviewed and approved by our audit committee, which is made up entirely of independent directors. Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Company's Code of Business Conduct and Ethics, which states that such transactions will only be approved when the audit committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest. The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, its executive officers, any persons who hold more than ten percent of the Company's common stock and certain trusts (collectively, "insiders") to report their holdings of and transactions in the Company's common stock to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since April 29, 2007. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC's rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that since April 29, 2007, its insiders have complied with all applicable Section 16(a) reporting requirements.

                             AUDIT COMMITTEE REPORT

       The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.culpinc.com under the "Investor Relations/Governance" section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company's internal auditor report directly to and meet with the Audit Committee.

       Management has the primary responsibility for financial statements and the reporting process. The Company's firm of independent auditors, which for fiscal year 2008 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended April 27, 2008. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether Grant Thornton's provision of non-audit services to the Company is compatible with the concept of auditor independence.

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

       Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 27, 2008 for filing with the Securities and Exchange Commission.

       On September 21, 2007, the Audit Committee dismissed KPMG LLP as the Company's principal accountants, as reported on a Form 8-K filed with the SEC on September 27, 2007. KPMG performed the audit of the Company's consolidated financial statements for the years ended April 29, 2007 and April 30, 2006. During the two fiscal years ended April 29, 2007, and the subsequent interim period through September 21, 2007, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to reference the subject matter of the disagreements in connection with its opinion. Nor were there any "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

       The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended April 29, 2007 and April 30, 2006, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG's report on the consolidated financial statements of the Company as of and for the year ended April 29, 2007 contained a separate paragraph stating that "As discussed in the Summary of Significant Accounting Policies, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" effective May 1, 2006." The audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting as of April 30, 2006 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles (there was no such report for the year ended April 29, 2007, because the company was not an accelerated filer in that year).

       On September 26, 2007, the Audit Committee appointed Grant Thornton LLP as the Company's new independent accountant.

       The Company did not consult with Grant Thornton LLP during the fiscal years ended April 29, 2007 and April 30, 2006 or during any subsequent interim period through and including September 26, 2007, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

       The foregoing report has been furnished by members of the Audit
Committee.

              Kenneth R. Larson, Chairman
              Patrick B. Flavin
              Kenneth W. McAllister

                        FEES PAID TO INDEPENDENT AUDITORS

       The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in the fiscal year ended April 27, 2008. Grant Thornton did not provide services to the Company for the fiscal year ended April 29, 2007.

                                                  Fiscal 2008
                                                  -----------
                     -------------------------- ---------------
                     Audit Fees                     $305,004
                     -------------------------- ---------------
                     Audit-Related Fees (1)            3,563
                     -------------------------- ---------------
                     Tax Fees (2)                     12,575
                     -------------------------- ---------------
                     Total                          $321,142
                     -------------------------- ---------------

(1) Audit-related fees are for services related to consultation on the accounting for a potential sale-leaseback transaction for the Company's headquarters building.

(2) Tax fees are for services rendered in connection with domestic and foreign tax compliance and advisory services.

       The Audit Committee's policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee did not fail to pre-approve any of the services provided by Grant Thornton during fiscal 2008.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

       The Audit Committee of the Board is responsible for the appointment, compensation and retention of our independent auditors. Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2008. The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2009. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

       Grant Thornton LLP has served as the independent auditor for the Company since September 26, 2007. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders' questions.

       The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of Grant Thornton LLP as independent auditors for fiscal year 2009.

                     SHAREHOLDER PROPOSALS FOR 2009 MEETING

       Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting consistent with the regulations of the SEC and the Company's bylaws. The nominees named in this proxy statement are those chosen by the Board of Directors, upon the recommendation of the Board's Corporate Governance and Nominating Committee. Nominations may also be made by shareholders in accordance with the Company's bylaws. The bylaws require that such nominations be received by the Company at least 120 days prior to the Annual Meeting, and that the nominations include certain biographical and other information about the persons nominated as specified in the bylaws. See also "Director Nomination Process" on page 9. For shareholder proposals and nominations for director to be considered for inclusion in the proxy statement for the 2009 Annual Meeting, the Company must receive them no later than April 28, 2009. Such proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, Post Office Box 2686, High Point, North Carolina 27261.

                DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENTS

       As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the proxy statement and Annual report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and Annual Report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and Annual Report in the future should be directed to Culp Inc., Attn. Kenneth R. Bowling, 1823 Eastchester Drive, Post Office Box 2686, High Point, North Carolina 27261-2686, or by calling (336) 889-5161 and asking to speak to Mr. Bowling.

       Shareholders residing at the same address and currently receiving multiple copies of the proxy statement and Annual Report may contact the Company as noted above to request that only a single copy of the proxy statement and Annual Report be mailed in the future.

                                  OTHER MATTERS

       The Company's management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

                                           By Order of the Board of Directors,

                                           /s/ Franklin N. Saxon
                                           ---------------------
                                           FRANKLIN N. SAXON
                                           Chief Executive Officer


--------------------------------------------------------------------------------


THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2008 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: KENNETH R. BOWLING, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, P. O. BOX 2686, HIGH POINT, NORTH CAROLINA 27261


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